Investor Relations
Heather Hille
Director, Investor Relations
(952) 887-8923, heather.hille@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record First Quarter Results

•	First quarter sales increase 6.3 percent to a record $548.2 million

•	Professional businesses deliver strong results driving quarterly performance

•	Reported EPS of $0.21, which includes a one-time $0.30 EPS reduction due to U.S. tax reform

•	Adjusted EPS of $0.48, a 29.7 percent increase over the prior year adjusted EPS of $0.37

•
Revised 2018 guidance includes the ongoing lower corporate tax rate but excludes the one-time charges associated with U.S. tax reform and also excludes the benefit of the excess tax deduction for share-based compensation

BLOOMINGTON, Minn. (February 22, 2018) - The Toro Company (NYSE: TTC) today reported net earnings of $22.6 million or $0.21 per share on a net sales increase of 6.3 percent to $548.2 million for its first quarter ended February 2, 2018. Due to the one-time impacts of U.S. tax reform, reported first quarter net earnings were lower than the comparable 2017 reported net earnings of $45.0 million or $0.41 per share on net sales of $515.8 million. Adjusted 2018 first quarter net earnings were $52.1 million, or $0.48 per share, which includes $0.06 benefit from the lower corporate tax rate, partially offset by $0.03 attributed to the excess tax deduction for share-based compensation, compared to adjusted net earnings of $40.1 million, or $0.37 per share in the comparable 2017 period, an increase of 29.7 percent. Please see the tables and information below for a reconciliation of non-GAAP adjusted net earnings and adjusted diluted earnings per share to the comparable GAAP measures.

First quarter operating earnings as a percent of sales were 12.2 percent, an improvement of 50 basis points compared to 11.7 percent in the same period last year. The reported tax rate for the first quarter was 66.0 percent compared to 24.5 percent last year. The quarter was significantly impacted by the enactment of U.S. tax reform. The increase was driven by the provisional re-measurement of deferred tax assets and liabilities, and provisional calculation of the deemed repatriation tax, which resulted in discrete tax charges of $20.5 million and $12.6 million, respectively. The unfavorable impact of these one-time charges was partially offset by the benefit resulting from the reduction in the federal corporate tax rate. The adjusted tax rate for the first quarter was 21.5 percent, compared to the adjusted tax rate of 32.7 percent in the same period last year. The adjusted tax rates exclude the one-time charges associated with U.S. tax reform and the benefit of the excess tax deduction for share-based compensation. The company currently estimates that its full fiscal year adjusted 2018 effective income tax rate will be about 23 percent. For fiscal 2019 the company currently estimates that its adjusted effective income tax rate will be about 21 to 23 percent.

2 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results

“Fiscal 2018 is off to a good start, achieving record operating performance in the first quarter,” said Richard M. Olson, Toro’s chairman and chief executive officer. “We continue to build momentum in the professional segment driven by increased demand for product offerings across the portfolio worldwide. Our landscape contractor businesses benefitted from strong orders for our professional zero-turn mowers, led by our Exmark® line which recently expanded its RED Technology platform. This new technology enables unprecedented communication among key mower systems to increase machine efficiency, ease of use, and long term durability.”

“We are seeing positive trends in our golf business with increased sales of greens mowers and large reel units that feature our Toro® EdgeSeries™ reels. Customers are impressed by the enhanced quality of cut and reduced maintenance costs these reels deliver. The new Outcross™ 9060 also generated excitement at the recent Golf Industry Show. This new turf-friendly machine features smart technology designed to simplify operation providing greater flexibility in the deployment of labor.”

“As we head into our key selling season, we are prepared to address customer demand by executing consistently and efficiently. With our new Vision 2020 employee initiative underway, we have a renewed focus around our Lean and productivity efforts, which will help the team to better manage working capital and expenses across our businesses. We will continue to strive towards increasing flexibility in our operations, while maintaining our commitment to delivering innovative solutions to our customers in the industries they serve.”

The company continues to expect revenue growth for fiscal 2018 to exceed 4 percent, and now expects adjusted net earnings per share to be about $2.67 to $2.73 for the year. For the second quarter, the company expects adjusted net earnings per share to be about $1.17 to $1.22. These adjusted estimates exclude the one-time charges associated with U.S. tax reform and the benefit of the excess tax deduction for share-based compensation.

SEGMENT RESULTS

Professional

•
Professional segment net sales for the first quarter were $403.7 million, up 8.6 percent from $371.8 million last year. Strong performance across our professional portfolio drove the positive results for the quarter. Sales of zero-turn riding mowers in our landscape business increased as the channel prepares for the selling season ahead. Demand for golf equipment also contributed to the results as courses make investments in their fleets and irrigation systems. Finally, increased sales of our ag irrigation products also had a positive impact on the quarterly performance. Partially offsetting the revenue growth was the BOSS® snow and ice management business, which was affected by lower than average snowfall in key customer markets.

•	Professional segment earnings for the first quarter were $75.9 million, up 11.4 percent from $68.2 million in the same period last year.

Residential

•
Residential segment net sales for the first quarter were $142.5 million, up 1.5 percent from $140.4 million last year. Channel demand for our zero-turn riding mowers, in preparation for the selling season, drove the results for the quarter. Below average snowfall early in the season, paired with below average snow events in the Midwest, negatively impacted sales of our residential snow thrower product lineup for the quarter. However, late season snowfall did generate favorable retail activity, which helped to further reduce channel inventories at quarter end.

•	Residential segment earnings for the first quarter were $15.7 million, down 5.1 percent from $16.6 million in the comparable period last year.

3 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results

OPERATING RESULTS

Gross margin as a percent of sales for the first quarter was 37.3 percent, a decrease of 20 basis points compared to last year. Increased commodity costs and unfavorable product mix within the segments largely contributed to the decline, somewhat offset by the impacts of foreign currency.

Selling, general and administrative (SG&A) expense as a percent of sales for the first quarter was 25.1 percent, a decrease of 70 basis points from the same period last year. The decrease was primarily due to the leveraging of expenses over higher sales volume.

Accounts receivable at the end of the first quarter were $198.7 million, up 8.1 percent from last year. This increase was due largely to higher sales volume and the impacts of foreign currency exchange rates in the year over year comparison. Net inventories were $439.3 million, up 9.3 percent from last year. This increase was mainly due to higher anticipated planned sales in several businesses and the impacts of foreign currency exchange rates in the year over year comparison. Trade payables were $266.6 million, up 14.7 percent from the comparable period last year.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.5 billion in fiscal 2017, Toro’s global presence extends to more than 125 countries. Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL
February 22, 2018 at 10:00 a.m. CST
www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on February 22, 2018. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Use of Non-GAAP Financial Information
This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" effective tax rate, net earnings and net earnings per diluted share as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of adjusted non-GAAP measures to reported GAAP measures are included in the financial tables contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

4 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results

The Toro Company does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico;
fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which we manufacture or sell our products, and implications of the United Kingdom’s process for exiting the European Union; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in, and compliance with laws, regulations and standards, including those relating to consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

5 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended
	February 2, 2018	February 3, 2017
Net sales	$548,246	$515,839
Gross profit	204,239	193,480
Gross profit percentage	37.3%	37.5%
Selling, general and administrative expense	137,317	132,910
Operating earnings	66,922	60,570
Interest expense	(4,818)	(4,883)
Other income, net	4,281	3,866
Earnings before income taxes	66,385	59,553
Provision for income taxes	43,781	14,563
Net earnings	$22,604	$44,990

Basic net earnings per share of common stock	$0.21	$0.41

Diluted net earnings per share of common stock	$0.21	$0.41

Weighted-average number of shares of common stock outstanding — Basic	107,225	108,627

Weighted-average number of shares of common stock outstanding — Diluted	109,855	110,774

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended
Segment Net Sales	February 2, 2018	February 3, 2017
Professional	$403,669	$371,809
Residential	142,507	140,390
Other	2,070	3,640
Total net sales*	$548,246	$515,839

*Includes international net sales of:	$146,790	$131,242

	Three Months Ended
Segment Earnings (Loss) Before Income Taxes	February 2, 2018	February 3, 2017
Professional	$75,912	$68,166
Residential	15,713	16,558
Other	(25,240)	(25,171)
Total earnings before income taxes	$66,385	$59,553

6 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	February 2, 2018	February 3, 2017
ASSETS
Cash and cash equivalents	$219,730	$158,893
Receivables, net	198,736	183,850
Inventories, net	439,343	402,103
Prepaid expenses and other current assets	43,039	36,470
Total current assets	900,848	781,316

Property, plant and equipment, net	234,448	226,917
Deferred income taxes	44,752	56,864
Goodwill and other assets, net	336,758	337,816
Total assets	$1,516,806	$1,402,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$13,000	$22,960
Accounts payable	266,586	232,440
Accrued liabilities	292,903	263,724
Total current liabilities	572,489	519,124

Long-term debt, less current portion	302,465	315,314
Deferred revenue	24,731	25,172
Deferred income taxes	1,839	—
Other long-term liabilities	34,501	30,267
Total stockholders’ equity	580,781	513,036
Total liabilities and stockholders’ equity	$1,516,806	$1,402,913

7 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended
	February 2, 2018	February 3, 2017
Cash flows from operating activities:
Net earnings	$22,604	$44,990
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(2,192)	(1,943)
Contributions to finance affiliate, net	(252)	(98)
Provision for depreciation and amortization	15,226	16,516
Stock-based compensation expense	3,124	3,618
Deferred income taxes	19,682	393
Other	(26)	(98)
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(12,989)	(19,380)
Inventories, net	(107,017)	(90,560)
Prepaid expenses and other assets	(2,588)	(4,272)
Accounts payable, accrued liabilities, deferred revenue and other long-term liabilities	72,523	66,128
Net cash provided by operating activities	8,095	15,294

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,784)	(11,620)
Acquisition, net of cash acquired	—	(23,882)
Net cash used in investing activities	(10,784)	(35,502)

Cash flows from financing activities:
Payments on long-term debt	(18,017)	(12,702)
Proceeds from exercise of stock options	4,436	3,128
Payments of withholding taxes for stock awards	(3,077)	(2,716)
Purchases of Toro common stock	(50,066)	(65,002)
Dividends paid on Toro common stock	(21,425)	(18,994)
Net cash used in financing activities	(88,149)	(96,286)

Effect of exchange rates on cash and cash equivalents	312	1,832

Net decrease in cash and cash equivalents	(90,526)	(114,662)
Cash and cash equivalents as of the beginning of the fiscal period	310,256	273,555
Cash and cash equivalents as of the end of the fiscal period	$219,730	$158,893

8 - The Toro Company Reports Fiscal 2018 First Quarter Financial Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)

The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP), as information supplemental and in addition to the financial measures presented in the accompanying press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the accompanying press release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying press release. The company believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations, and how management views the business. The following is a reconciliation of our reported net earnings, reported diluted earnings per share (EPS), and reported effective tax rate to our adjusted net earnings, adjusted diluted EPS, and adjusted effective tax rate:

	Net Earnings		Diluted EPS		Effective Tax Rate
Three Months Ended	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017
As Reported - GAAP	$22,604	$44,990	$0.21	$0.41	66.0%	24.5%
Impacts of tax reform[1]:
Net deferred tax asset revaluation[2]	20,513	—	0.19	—	(30.9)%	—%
Deemed repatriation tax[3]	12,600	—	0.11	—	(19.0)%	—%
Benefit of the excess tax deduction for share-based compensation[4]	(3,576)	(4,868)	(0.03)	(0.04)	5.4%	8.2%
As Adjusted - Non-GAAP	$52,141	$40,122	$0.48	$0.37	21.5%	32.7%

[1]
The actual impact of the U.S. tax reform may differ from our estimates, due to, among other things, changes in interpretations and assumptions we have made, guidance that may be issued, and changes in our structure or business model.

[2]
Signed into law on December 22, 2017, the Tax Cuts and Jobs Act (Tax Act), reduced the U.S. federal corporate tax rate from 35.0 percent to 21.0 percent, effective January 1, 2018, resulting in a blended U.S. federal statutory tax rate for the company of 23.3 percent for the fiscal year ended October 31, 2018.  This reduction in rate requires the re-measurement of the company's net deferred taxes as of the date of enactment which resulted in a non-cash charge of $20.5 million.

[3]
The Tax Act imposed a one-time deemed repatriation tax on the company's historical undistributed earnings and profits of foreign affiliates which resulted in a one-time charge of $12.6 million as of February 2, 2018, payable over eight years.

[4]
In the first quarter of fiscal 2017 the company adopted Accounting Standards Update No. 2016-09, Stock-based Compensation: Improvements to Employee Share-based Payment Accounting, which requires that any excess tax deduction for share-based compensation be immediately recorded within income tax expense. During the first quarter of fiscal 2018, the company recorded a discrete tax benefit of $3.6 million as an excess tax deduction for share-based compensation. The Tax Act reduced the U.S. federal corporate tax rate which reduced the tax benefit related to share-based compensation by $1.6 million as of February 2, 2018.

###